Dresdner RCM Europe Fund Inc.
Appendix A
Rule 10f3 Transactions
July 1 to December 31,1999


Date
Security
Registered Under the Securities Act of 1933
Purchase Price
Firm Commitment Underwriting
Commission Reasonable and Fair
Issuer in Operation 3 Years
Shares Purchased
% of Fund Assets
Purchased from an Unaffiliated Broker
Dealer Purchased From
% of Shares Purchased by DRCM Funds (1)
Fund Assets
Shares Offered

12/16/1999
Infonet Services Corp
Yes
$21.00
Yes
Yes
Yes
9,900
0.35%
Yes
MLCO
0.026%
 $59,423,353
38,500,000


12/09/1999
Jazztel Plc ADR
Yes
$17.45
Yes
Yes
Yes
8,880
0.26%
Yes
MLCO
0.088%
 $58,535,460
10,125,000


10/12/1999
Sonera OYJ Group Plc
No
$25.48
Yes
Yes
Yes
32,200
1.79%
Yes
GSCO
0.025%
$ 45,916,484
127,000,000


07/26/1999
Freeserve PLC ADR
Yes
$23.67
Yes
Yes
Yes
5,000
0.25%
Yes
CSFB
0.20%
47,310,679
17,600,000


09/17/1999
ST Microelectronics NV NY Reg. Shrs.
Yes
$74.63
Yes
Yes
Yes
2,100
0.36%
Yes
CSFB
0.02%
$43,379,965
28,600,000


(1) Represents purchases by all affiliated funds. The amount of securities of any class of such issue to be purchased in aggregate by an investment company utilizing Dresdner
RCM as an investment advisor may not exceed 10% of the principal amount of the offering of that class of securities.